As filed with the Securities and Exchange Commission on October 30, 2014

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sears Holdings Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-1920798
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	Not Applicable
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Rights to purchase Units consisting of Senior Notes and Warrants	The NASDAQ Stock Market LLC

Warrants to Purchase Common Stock	The NASDAQ Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1:	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are (i) transferable subscription rights (the “Rights”) of Sears Holdings Corporation (the “Company”), to purchase up to 1,250,000 units, each consisting of (a) a 8% senior note due 2019 in the principal amount of $500 (“Notes”) and (b) 17.5994 warrants (“Warrants”), each of which entitles the holder thereof to purchase a common share, $0.01 par value, of the Company, and (ii) Warrants.

A description of the Rights is set forth under (i) the section captioned “Description of Rights” in the registrant’s prospectus, dated October 20, 2014 (the “Base Prospectus”), which relates to the registrant’s registration statement on Form S-3 (No. 333-199475), as amended on the date hereof (the “Registration Statement”), as supplemented by (ii) the section captioned “The Rights Offering” in the registrant’s prospectus supplement, dated October 30, 2014 (the “Prospectus Supplement”), to the Base Prospectus, and (iii) the Form of Rights Certificate included as Exhibit 4.1 to the Company’s Post-Effective Amendment No. 1 to the Registration Statement, filed on October 30, 2014 (the “Post-Effective Amendment”), each of which is hereby incorporated by reference into this registration statement.

A description of the Warrants is set forth under (i) the section captioned “Description of Warrants” in the Base Prospectus, as supplemented by (ii) the section captioned “Description of the Warrants” in the Prospectus Supplement, and (iii) the Form of Warrant Agreement included as Exhibit 4.4 to the Post-Effective Amendment, each of which is hereby incorporated by reference into this registration statement.

Item 2:	Exhibits.

The registrant hereby incorporates by reference the following exhibits:

Exhibit No.	Description

4.1	Form of Rights Certificate (incorporated by reference to Exhibit 4.1. to the registrant’s Registration Statement on Form S-3, as post-effectively amended on October 30, 2014)

4.4	Form of Warrant Agreement between Sears Holdings Corporation and Computershare Inc. and Computershare Trust Company, N.A., as warrant agent (including form of warrant certificate) (incorporated by reference to Exhibit 4.4 to the registrant’s Registration Statement on Form S-3, as post-effectively amended on October 30, 2014)

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SEARS HOLDINGS CORPORATION

Date: October 30, 2014	By:	/s/ Robert A. Riecker
		Name:	Robert A. Riecker
		Title:	Vice President, Controller and Chief Accounting Officer

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